UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dear Stockholder:

We would like to remind you of the upcoming 2016 Annual Meeting of Stockholders of Behringer Harvard Opportunity REIT I, Inc. (the “Company”) to be held on January 23, 2017.  According to our latest records, your vote for this meeting has not been returned.

Your vote is important, no matter how many shares you own.  Further, by voting now, you can help us limit the additional fees we may incur for continued solicitation of votes required to hold our meeting.

Your Board of Directors unanimously recommends a vote “FOR” all proposals.

We urge you to use either the toll-free number or internet site, which we have set up for you to quickly and easily vote your shares. Please see the attached proxy card for instructions. Alternatively, you may sign, date and mail the enclosed proxy card in the postage paid envelope provided. Please vote today.

Your vote is important, so please vote today by telephone, by the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

If you have already voted, thank you for your response. If you have any further questions or would like to receive another copy of the proxy statement, please contact our proxy solicitor (Broadridge Investor Communication Solutions) at 1-855-325-6675 or Behringer Harvard Shareholder Services toll free at 1-888-655-3650.

Sincerely,

Senior Vice President — Legal, General Counsel, and Secretary
Behringer Harvard Opportunity REIT I, Inc.